FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti//Jonathan Doorley/Emily Deissler Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS SECOND QUARTER FINANCIAL RESULTS

Revenues Increase 19% to $193.9 Million

Total Client Assets Exceed $75 Billion and Managed Assets Exceed $30 Billion

Shareholders’ Equity of $175 Million Following Preferred Stock Offering

________________________________________________________________________

MIAMI, FL, August 7, 2013 — Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the three and six months ended June 30, 2013.

Second quarter 2013 revenues were $193.9 million, a 19% increase from revenues of $163.4 million in the second quarter of 2012. Net loss attributable to the Company for the second quarter was $5.5 million or $(0.04) per basic and diluted common share compared to a net loss of $5.0 million, or $(0.03) per basic and diluted common share in the comparable 2012 period. The second quarter 2013 results were impacted by a loss on extinguishment of debt of approximately $3.8 million relating to the prepayment of $90.4 million of debt, which will significantly reduce interest expense in future periods. The second quarter 2013 results also included approximately $5.3 million of non-cash charges for depreciation, amortization and compensation, $1.8 million of amortization of retention loans related to the Securities America acquisition and interest expense of approximately $4.9 million. The second quarter 2012 results included non-cash charges of approximately $5.3 million for depreciation, amortization and compensation, $1.8 million of amortization of retention loans related to the Securities America acquisition and interest expense of $6.2 million.

For the six months ended June 30, 2013, the Company had revenues of $381.2 million, a 20% increase over revenues of $318.1 million for the comparable 2012 period. Net loss attributable to the Company was $5.4 million or $(0.03) per basic and diluted common share for the six months ended June 30, 2013 compared to a net loss attributable to the Company of $8.0 million or $(0.04) per basic and diluted common share in the comparable 2012 period. The results for the six months ended June 30, 2013 included the loss on extinguishment of debt of approximately $3.8 million, approximately $10.6 million of non-cash charges for depreciation, amortization and compensation, approximately $3.6 million of amortization of retention loans related to the Securities America acquisition and interest expense of approximately $11.1 million. The comparable 2012 results included $10.7 million of non-cash charges for depreciation, amortization and compensation, a $6.2 million gain from a change in fair value of contingent consideration related to the Securities America acquisition, approximately $3.6 million of amortization of retention loans related to the Securities America acquisition and $12.3 million of interest expense.

EBITDA, as adjusted, for the three months ended June 30, 2013 was $10.9 million, a 43% increase from $7.6 million for the 2012 period. EBITDA, as adjusted, for the six months ended June 30, 2013 was $24.9 million, an increase of 92% from $13.0 million in the 2012 period. Attached hereto as Table 2 is a reconciliation of EBITDA, as adjusted, to net loss attributable to the Company as reported (see “Non-GAAP Financial Measures” below).

For the trailing twelve months ended June 30, 2013, revenues were $713.2 million and EBITDA, as adjusted, was $42.4 million.

At June 30, 2013, shareholders’ equity was $175.3 million, an increase of 242% compared to $51.2 million at December 31, 2012.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg performed well in our two business areas, the independent brokerage and advisory business and investment banking. With the successful integration of Securities America into our independent brokerage and advisory platform, our robust national network has over $75 billion in client assets and is well positioned to continue to capitalize on the numerous favorable demographic trends impacting this vibrant space. With over $30 billion in managed assets, Ladenburg has a substantial recurring revenue stream on which to build and our recent successful public offering of preferred shares provides us with permanent capital to continue to make targeted investments to grow our businesses.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, added, “We are pleased that both sides of our business helped drive EBITDA growth and record levels of revenue in the second quarter. Our investment banking and capital markets business demonstrated strength in yield-oriented equities and in the healthcare sector. We remain focused on additional opportunities to selectively grow our investment banking business and our independent brokerage and advisory platform. We are enthusiastic about Ladenburg’s future prospects given our growing investment banking and research capabilities, robust institutional distribution and leading network of approximately 2,700 independent financial advisors.”

Stock Repurchase Program

During the period from January 1, 2013 through June 30, 2013, Ladenburg repurchased 470,929 shares of its common stock at a cost of approximately $0.7 million, at an average price of $1.60. Since the inception of its stock repurchase program in March 2007, Ladenburg has repurchased 3,452,896 shares at a total cost of approximately $5.4 million. Ladenburg has the authority to repurchase an additional 4,047,104 shares under its current repurchase plan.

Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention loans made in connection with the Securities America acquisition and change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, gains or losses on sales of assets and non-cash compensation expense is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention loans made in connection with the Securities America acquisition or do not involve a cash outlay, such as stock-related compensation. The presentation of EBITDA, as adjusted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items or by non-cash items, such as non-cash compensation, which is expected to remain a key element in its long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in independent brokerage and advisory services, investment banking, equity research, institutional sales and trading, and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc., Triad Advisors, Inc. and Securities America, Inc., which together have approximately 2,700 financial advisors and approximately $75 billion in client assets. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami, Florida, has been serving the independent registered representative community since 1978. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions. Securities America, based in Omaha, Nebraska, was founded in 1984 and is one of the largest and most successful independent broker-dealers in the country. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York, New York with regional offices in Miami, Naples and Boca Raton, Florida; Melville, New York; Boston, Massachusetts; Houston, Texas and Calabasas, California. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, future interest expense, growth of the independent brokerage and advisory area, growth of our independent brokerage and advisory business and growth of our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30
	2013	2012	2013	2012
Revenues:
Commissions	$98,971	$83,662	$192,038	$163,332
Advisory fees	67,663	57,009	131,000	112,447
Investment banking	8,112	10,079	21,181	16,701
Principal transactions	429	(401)	849	(802)
Interest and dividends	1,702	1,173	3,313	2,051
Service fees and other income	16,992	11,863	32,793	24,371

Total revenues	193,869	163,385	381,174	318,100

Expenses:
Commissions and fees	143,568	120,679	278,036	234,767
Compensation and benefits	21,821	20,941	45,456	40,581
Non-cash compensation	1,379	1,227	2,792	2,591
Brokerage, communication and clearance fees	2,736	2,566	5,324	5,008
Rent and occupancy, net of sublease revenue	1,471	1,606	2,970	3,282
Professional services	2,066	1,938	4,154	3,667
Interest	4,876	6,192	11,112	12,252
Depreciation and amortization	3,870	4,070	7,777	8,133
Amortization of retention loans	1,841	1,791	3,649	3,583
Loss on extinguishment of debt	3,754	—	3,754	—
Other	11,263	7,961	20,303	17,748

Total expenses	198,645	168,971	385,327	331,612

Loss before item shown below	(4,776)	(5,586)	(4,153)	(13,512)
Change in fair value of contingent consideration	(144)	647	(121)	6,202

Loss before income taxes	(4,920)	(4,939)	(4,274)	(7,310)
Income tax expense	616	44	1,139	652

Net loss	(5,536)	(4,983)	(5,413)	(7,962)
Net loss attributable to noncontrolling interest	(13)	-	(26)	-

Net loss attributable to the Company	$(5,523)	$(4,983)	$(5,387)	$(7,962)
Dividends declared on preferred stock	(1,028)	-	(1,028)	-

Net loss available to common shareholders	$(6,551)	$(4,983)	$(6,415)	$(7,962)

Net loss per share available to common shareholders (basic and diluted)	$(0.04)	$(0.03)	$(0.03)	$(0.04)

Weighted average common shares used in computation of per share data:
Basic and diluted	183,488,108	183,551,171	183,473,696	183,685,654

TABLE 2

LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss attributable to the Company as reported.

					Trailing
					twelve
					months
	Three months ended		Six months ended		ended
	June 30,		June 30,		June 30,
(Unaudited; dollars in thousands)	2013	2012	2013	2012	2013

Total revenues	$193,869	$163,385	$381,174	$318,100	$713,185
Total expenses	198,645	168,971	385,327	331,612	725,829
Pre-tax loss (1)	(4,920)	(4,939)	(4,274)	(7,310)	(11,856)
Net loss attributable to the Company	(5,523)	(4,983)	(5,387)	(7,962)	(13,779)

Reconciliation of EBITDA, as adjusted, to net loss attributable to the Company:
EBITDA, as adjusted	$10,907	$7,645	$24,867	$12,954	$42,417
Add:
Interest income	50	49	90	93	182
Change in fair value of contingent consideration	(144)	647	(121)	6,202	788
Less:
Extinguishment of debt	(3,754)	—	(3,754)	—	(3,754)
Interest expense	(4,876)	(6,192)	(11,112)	(12,252)	(23,401)
Income tax expense	(616)	(44)	(1,139)	(652)	(1,949)
Depreciation and amortization	(3,870)	(4,070)	(7,777)	(8,133)	(15,705)
Non-cash compensation	(1,379)	(1,227)	(2,792)	(2,591)	(4,945)
Amortization of retention loans	(1,841)	(1,791)	(3,649)	(3,583)	(7,412)

Net loss attributable to the Company	$(5,523)	$(4,983)	$(5,387)	$(7,962)	$(13,779)

(1)	Includes the elimination of $2,545 consisting of $5,148 of revenue net of employee brokerage commission expenses of $2,603 related to sale of the Company’s Series A Preferred Stock.